Exhibit 4.8

                         FINANCIAL FEDERAL CREDIT INC.
                                      TO
                      THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee

                                   INDENTURE
                         Dated as of January 14, 1998

                      Rule 144A Medium-Term Note Program
                           (Senior Debt Securities)


INDENTURE dated as of January 14, 1998, between FINANCIAL FEDERAL CREDIT INC., a Texas corporation (hereinafter called the "Company"), having its principal office at 1300 Post Oak Boulevard, Suite 1300, Houston, Texas 77056, and The FIRST NATIONAL BANK OF CHICAGO, a national banking association (hereinafter called the "Trustee").

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its medium-term notes (herein generally called the "Notes"), to be issued in one or more series, and authenticated and delivered as in this Indenture provided. The Notes will not be registered under the Securities Act and may only be sold or otherwise transferred in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of the Notes of any series, as follows:

ARTICLE I

Definitions and Other Provisions
of General Application

SECTION 1.01.  Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
		(1)	the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

		(2)	all other terms used herein that are defined in the Trust
Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

		(3)	all accounting terms not otherwise defined herein have the
meanings assigned to them in accordance with GAAP;

		(4)	unless expressly indicated to the contrary (e.g., by the use of terms such as "fair value," "fair market value" or "market value") each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Indenture; and

		(5)	the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular
Article, Section or other subdivision.

Certain terms, used principally in Article III or Article VI, are defined in those respective Articles.

"Act", when used with respect to any Holder, has the meaning specified in
Section 8.01.

"Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person, (ii) which directly or indirectly beneficially owns or holds 15% or more of any class of the Voting Stock of such specified Person, or (iii) of which 15% or more of the Voting Stock is beneficially owned or held directly or indirectly by such specified Person or a Subsidiary of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authenticating Agent" has the meaning specified in Section 6.14.

"Bankruptcy Code" means the Federal Bankruptcy Act or Title 11 of the United States Code.

"Board of Directors" means the board of directors of the Company, or the executive or any other committee of that board duly authorized to act in respect hereof.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or the executive or other committee of the Board authorized to act in respect thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day", except as otherwise specified pursuant to Section 3.01, means, any day that is (i) not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York, or in any other Place of Payment as may be specified pursuant to Section 3.01 with respect to the Notes of a particular series, are authorized or required by law, regulation or executive order to close and (ii) with respect to a Floating Rate Note for which the Base Rate is LIBOR, a London Banking Day.

"Capital Debt" when used with respect to the Company means all unsecured Indebtedness of the Company which (i) has been issued and sold to, and is owned and held by, Financial Federal Corporation, a Nevada corporation, (ii) bears interest at a rate which is no less favorable to the Company than would be obtainable in an arm's length transaction with a Person other than an Affiliate, and (iii) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit A attached hereto or such other provisions as may be approved in writing by the Holders of not less than 66-2/3% in aggregate principal amount of the Notes of each series Outstanding.

"Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person.

"Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

"Capitalized Rentals" means, as of any date of determination, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person or any of its Restricted Subsidiaries is a lessee would be required at such time to be reflected as a liability on the consolidated balance sheet of such Person in accordance with GAAP.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

"Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by (i) the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company and
(ii) the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company, and delivered to the Trustee.

"Consolidated Adjusted Net Income" means, as of any date of determination thereof, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in the computation of Consolidated Net Income, all taxes on income.

"Consolidated Adjusted Net Worth" when used with respect to the Company means, as of any date of determination thereof (a) the sum of (i) the total stockholders equity account of the Company and its Restricted Subsidiaries on a consolidated basis as determined in accordance with GAAP, plus (ii) deferred income tax liabilities, plus (iii) the aggregate unpaid principal amount of outstanding Capital Debt, less, without duplication, (b) the sum of (i) all Intangible Assets, plus (ii) the amount by which outstanding Restricted Investments on such date exceed 15% of Consolidated Adjusted Net Worth as calculated on the day immediately preceding such date of determination.

"Consolidated Debt" of any Person means, without duplication, all Indebtedness of such Person and its Restricted Subsidiaries as reflected on the consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

"Consolidated Net Income" of any Person for any period means the gross revenues of such Person and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding, when used with respect to the Company, in any event:

(a) any gains or losses on the sale or other disposition of fixed or capital assets (other than the sale of repossessed collateral or residual interests in the ordinary course of the Finance Business), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

(b) the proceeds of any life insurance policy (other than insurance supporting the payment of a receivable obligation);

(c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

(d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

(e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

(f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

(g) any portion of the net earnings of any Restricted Subsidiary which for any reason (other than solely because of a business determination which is subject to reversal at the sole election of the Company) is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

(h) earnings resulting from any reappraisal, revaluation or write-up of assets except to the extent that such reappraisal, revaluation or write-up has been approved by the independent public accountants then reporting on the Company's annual financial statements;

(i) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary; and

(j) any reversal of allowances for possible losses in excess of actual recovery, except to the extent that provision for such losses shall have been made from income arising during the applicable period or periods being tested under Section 12.16.

"Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division, except that whenever a provision herein refers to an office or agency of the Trustee in the Borough of Manhattan, The City of New York, such office is located, at the date hereof, at 14 Wall Street, Eighth Floor, New York, New York 10005.
"corporation" includes corporations, associations, companies (including, without limitation, limited liability companies) and business trusts.

"Currency" means Dollars or a Foreign Currency or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

"Default" means, with respect to any series of Notes, any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default with respect to the Notes of such series.

"Defaulted Interest" has the meaning specified in Section 3.07.

"Depositary" means, with respect to the Notes of any series issuable in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder and if at any time there is more than one such Person, "Depositary" as used with respect to the Notes of any such series shall mean the Depositary with respect to the Notes of that series.

"Designated Currency" has the meaning specified in Section 3.11.

"Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes of such series and to have satisfied all the obligations under this Indenture relating to the Notes of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Notes of such series to receive, from the trust fund described in clause (B)(1) of Section 4.01, payment of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to the Notes of such series under Sections 3.04, 3.05, 3.06, 4.02, 4.03 and 12.02, and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

"Discount Note" means any Note that is issued with "original issue discount" within the meaning of Section 1273(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder and any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

"Dollar", "$" or "U.S.$" means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Event of Default" has the meaning specified in Section 5.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

"Finance Business" means, when used with respect to the Company, the business of lending, consulting, guaranteeing obligations of others, financing and leasing Property, the acquisition and ownership of receivables arising therefrom and the transaction of such other business as may be reasonably incidental thereto including, without limitation, the sale of repossessed collateral or Property previously subject to lease.

"fiscal year" means, with respect to the Company, the twelve consecutive months ending July 31.

"Fixed Rate Note" means a Note that provides for the payment of interest at a fixed rate.

"Floating Rate Note" means a Note that provides for the payment of interest at a variable rate determined periodically by reference to a base rate specified pursuant to Section 3.01.

"Foreign Currency" means a currency issued by the government of any country other than the United States.

"GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided, however, that, except as otherwise specifically provided herein or in an indenture supplemental hereto, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP in effect at the time of such calculation.

"Global Note" means a global certificate evidencing all or part of a series of Notes, issued to the Depositary for such series in accordance with
Section 2.04 and bearing the legends described in Section 2.04.

"Government Obligations" means securities that are (i) direct obligations of the United States (or, if payments in respect of the Notes of a series are to be made in a Designated Currency, the government that issued such currency) for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States (or, if payments in respect of the Notes of a series are to be made in a Designated Currency, the government that issued such currency) the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States (or, if payments in respect of the Notes of a series are to be made in a Designated Currency, the government that issued such currency), that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

"Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property constituting security therefor, (ii) to advance or supply funds
(x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made hereunder, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money, but not more than the portion thereof which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend, but not more than the portion thereof which has been guaranteed.

"Holder" means the person in whose name a Note is Registered in the Security Register.

"incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or the obligation on the balance sheet of such Person (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

"Indebtedness" of any Person means and includes all obligations of such Person (other than Non-Recourse Debt) which in accordance with GAAP are to be classified on the balance sheet of such Person as liabilities of such Person, and, in any event, includes all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property, (iv) all Guaranties of such Person, and (v) Capitalized Rentals under any Capitalized Lease. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

"Indenture" means this instrument as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Notes as established pursuant to Section 3.01.

"Intangible Assets" means, as of any date of determination thereof, the total amount of goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

"interest", when used with respect to a Discount Note which by its terms bears interest only after Maturity, means interest payable after Maturity.

"Interest Payment Date" with respect to any Note means the Stated Maturity of an installment of interest on such Note.

"Interest Rate Protection Agreements" has the meaning specified in the definition of "Restricted Investments".

"investment" means, with respect to any Person, any direct, indirect or contingent (i) purchase of Capital Stock, obligations or other securities of any other Person, (ii) contribution of cash, Capital Stock or other Property, or assumption of Indebtedness, made by such Person in exchange for Capital Stock, notes, bonds or other Property of, or as a capital contribution to, any other Person, (iii) loan, advance or other extension of credit to any Person,
(iv) Guaranty of the Indebtedness or other obligation of any other Person or
(v) other investment or acquisition of any interest in any other Person. The repayment of Indebtedness owing to any Person shall not constitute an investment in such Person.

"Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

"London Banking Day", with respect to any Note, means any day on which dealings in deposits in the currency in which the Note is denominated are transacted in the London interbank market.

"Material Adverse Effect" means (a) a materially adverse change in or effect on the business, assets, properties, net worth, results of operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or (b) a material impairment of the ability of the Company to perform any of its obligations under or in connection with this Indenture or the transactions contemplated hereby.

"Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder thereof or otherwise.

"Minority Interests" of a Person means any shares of stock of any class of a Restricted Subsidiary of such Person (other than directors' qualifying shares as required by law) that are not owned by such Person and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

"net book value" means, with respect to any asset, liability or capital item of any Person, the amount at which the same is recorded or, in accordance with GAAP, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with GAAP, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with GAAP) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve that was a charge to Consolidated Net Income) relating thereto made after the date hereof.

"Non-Recourse Debt" of a Person means Indebtedness of such Person or a Restricted Subsidiary of such Person incurred in connection with the acquisition of Property which, in turn, is subject to a lease or security agreement under which a Person other than such Person or a Restricted Subsidiary of such Person is the lessee or debtor, to the extent that (a) such lease or security agreement provides for rentals or other payments sufficient to pay the entire principal of and interest on such Indebtedness on or before the date or dates for payment thereof, and (b) such Indebtedness does not constitute a general obligation of such Person or any Restricted Subsidiary of such Person but is repayable solely out of the rentals or other sums payable under the lease or security agreement and/or the Property subject thereto.

"Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

"Officers' Certificate" means a certificate signed by (i) the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company and (ii) the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company, and delivered to the Trustee; provided, however, that in the case of an Officers' Certificate delivered pursuant to Section
12.05 hereof, one of the signers thereof shall be the principal executive officer, principal financial officer or principal accounting officer of the Company.

"Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (including in-house counsel to the Company) and who shall be reasonably satisfactory to the Trustee, that is delivered to the Trustee. The acceptance by the Trustee of such opinion shall be sufficient evidence that such counsel is reasonably acceptable to the Trustee.

"Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
		(i)	Notes theretofore cancelled by the Trustee or delivered to
the Trustee for cancellation;

		(ii)	Notes or portions thereof for whose payment or redemption
money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes or from its obligations with respect to which the Company shall have been Discharged; provided, however, that if such Notes or portions thereof are to be redeemed or repaid, notice of such redemption or repayment has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

		(iii)	Notes that have been paid pursuant to Section 3.06 or in
exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have performed any Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Notes that the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Notes have performed any Act hereunder, the principal amount of a Discount Note that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 and the principal amount of a Note denominated in a Currency other than Dollars that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to
Section 3.10(b).

"Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

"Person" means any individual, corporation, partnership, limited liability corporation, limited liability partnership, joint venture, association, joint-stock company, trust, business trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

"Place of Payment" when used with respect to the Notes of any series means the place or places, including the office or agency maintained by the Company in The City of New York pursuant to Section 12.02, where the principal of (and premium, if any) and interest on the Notes of that series are payable as specified pursuant to Section 3.01.

"Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

"Priority Obligations" of the Company means, at any date of determination, the sum at such date of the unpaid principal amount of (i) all Senior Debt of the Company secured by Liens permitted by Section 12.15 and (ii) all Senior Debt and all Guaranties of Restricted Subsidiaries other than Indebtedness to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

"Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

"Qualified Rating Agency" means Duff & Phelps Credit Rating Co., Fitch Investors Service L.P., Moody's Investors Service, Inc., Standard & Poor's Rating Group or another nationally recognized credit rating agency of similar standing if none of the aforementioned rating agencies are in the business of rating the investment or indebtedness, as the case may be, in question.

"Receivables Securitization Transaction" means any transaction pursuant to which (i) accounts receivable are sold or transferred, and (ii) the seller (a) retains an interest in the accounts receivable sold or transferred or (b) assumes any credit liability in connection with such sale or transfer.

"Redemption Date" means the date fixed for redemption of any Note pursuant to this Indenture which, in the case of a Floating Rate Note, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

"Redemption Price" means, in the case of a Discount Note, the amount of the principal thereof that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 and, in the case of any other Note, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

"Regular Record Date" for the interest payable on the Notes of any series on any Interest Payment Date means the date specified for that purpose pursuant to Section 3.01 for such Interest Payment Date.

"Rentals" when used with respect to any Person means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by such Person or a Restricted Subsidiary of such Person, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by such Person or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

"Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"Restricted Investments" means any investments in or loans, advances or extensions of credit to, any Person, other than (i) receivables arising in the ordinary course of the Finance Business; (ii) investments, loans and advances by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any investment in a Person which, after giving effect to such investment, will become a Restricted Subsidiary and loans and advances by a Wholly-Owned Restricted Subsidiary to the Company; (iii) investments, maturing in five years or less from the date of acquisition, in bills, notes and bonds of the United States of America, or any agency thereof; (iv) investments in corporate debt obligations, maturing within twelve months or less from the date of acquisition, which (a) are issued by corporations having substantially all of their assets located in the United States, and (b) at the time of acquisition, are accorded one of the two highest ratings by a Qualified Rating Agency; (v) investments in commercial paper which is issued by corporations having substantially all of their assets located in the United States, and which matures in 270 days or less from the date of acquisition and, at the time of acquisition, is accorded one of the two highest ratings by a Qualified Rating Agency; (vi) investments in certificates of deposit, maturing within twelve months or less from the date of acquisition, issued by commercial banks located in the United States having capital, surplus and undivided profits aggregating more than U.S.$ 100,000,000 and accorded at the time of acquisition one of the two highest ratings by a Qualified Rating Agency; (vii) investments in marketable obligations, maturing within three years or less from the date of acquisition, of any state, territory or possession of the United States of America or any political subdivision of any of the foregoing, or the District of Columbia, which are, at the time of acquisition, accorded one of the two highest ratings by a Qualified Rating Agency; (viii) investments in certificates of deposit which are denominated in Dollars, maturing within 7 days or less from the date of acquisition, issued by (a) commercial banks located in Canada, Japan or in a country which was a member of the European Economic Community on the Closing Date, having capital, surplus and undivided profits aggregating more than the equivalent of U.S.$250,000,000, and having outstanding unsecured long-term indebtedness which, at the time of acquisition, is accorded one of the two highest ratings by a Qualified Rating Agency, or (b) offshore subsidiaries of United States banks qualifying under clause (vi) of this definition; (ix) investments evidenced by repurchase agreements providing for the repurchase within 7 days from the date of the making of such investment of obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America which agreements are issued by a bank qualifying under clause (vi) of this definition; and (x) interest rate exchange agreements, or interest rate cap, floor and collar agreements (collectively, "Interest Rate Protection Agreements"); provided that, (1) such Interest Rate Protection Agreements are not entered into for the purpose of hedging one or more Interest Rate Protection Agreements which themselves are hedges of certain risks to the Company or any Restricted Subsidiary, and (2) any such Interest Rate Protection Agreements shall be entered into (A) solely for the purpose of hedging against changes in prevailing interest rates and not for purposes of speculation, and (B) only with commercial or investment banks having outstanding unsecured long-term indebtedness which, at the effective date of such Interest Rate Protection Agreement, is accorded at a rating of "A" or better by a Qualified Rating Agency or insurance companies which are accorded a rating of A-XII, or better, by A.M. Best Co. (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if A.M. Best Co. is not then in the business of rating insurance companies). Any such investments, loans and advances shall be valued at cost less (i) any net return of capital through the sale or liquidation thereof or other return of capital thereon, and (ii) decreases in value charged against Consolidated Adjusted Net Income, or directly against Consolidated Adjusted Net Worth, subsequent to July 31, 1996.

For purposes of this definition, (x) at any time when a Subsidiary becomes a Restricted Subsidiary, all investments of such Subsidiary at such time shall be deemed to have been made by such Subsidiary, as a Restricted Subsidiary, at such time; and (y) all investments of the Company and its Restricted Subsidiaries in a Restricted Subsidiary which is redesignated as an Unrestricted Subsidiary pursuant to Section 12.21 shall be deemed to have been made immediately after such redesignation.

"Restricted Payments" has the meaning specified in Section 12.16.

"Restricted Subsidiary" means (i) with respect to any Person other than the Company, a Subsidiary of such Person, and (ii) with respect to the Company, any Subsidiary of the Company (a) which is organized under the laws of the United States or any State, territory or possession thereof, or Canada or any Province thereof; (b) which conducts substantially all of its business and has substantially all of its assets within the United States, territories or possessions thereof and Canada; (c) of which more than 80% (by number of votes) of the Voting Stock is owned by the Company and/or one or more Restricted Subsidiaries of the Company; and (iii) which has been designated by the Board of Directors of the Company to be included in the definition of Restricted Subsidiary for all purposes of this Indenture in accordance with
Section 12.21 hereof.

"Rule 144" means Rule 144 under the Securities Act and any successor rule thereto.

"Rule 144A" means Rule 144A under the Securities Act and any successor rule thereto.

"Securities Act" means the Securities Act of 1933, as amended.

"security" has the same meaning as in Section 2(1) of the Securities Act.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05(a).

"Senior Debt" means, with respect to the Company, all Indebtedness of the Company for borrowed money or incurred in connection with the acquisition of assets which is not expressed to be subordinate or junior to any other Indebtedness of the Company and all Indebtedness of Restricted Subsidiaries for borrowed money or incurred in connection with the acquisition of assets.

"Senior Guaranties" means, with respect to the Company, all Guaranties of the Company which are not expressed to be subordinated or junior to any other Indebtedness of the Company and all Guaranties of Restricted Subsidiaries.

"Senior Obligations" means, with respect to the Company, the sum of (i) the aggregate unpaid principal amount of Senior Debt, (ii) the aggregate outstanding contingent liability with respect to Senior Guaranties, (iii) the aggregate amount of Capitalized Rentals and (iv) recourse obligations of the Company under Receivables Securitization Transactions.

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

"Stated Maturity" when used with respect to any Note or any installment of principal thereof or premium thereon or interest thereon means the date specified in such Note, if any, representing such installment of interest, as the date on which the principal of such Note or such installment of principal, premium or interest is due and payable.

"Subordinated Debt" means, with respect to the Company, all unsecured Indebtedness of the Company for borrowed money which shall contain or have applicable thereto subordination provisions substantially identical in effect to those contained in Exhibit B hereof or such other provisions as may be approved in writing by the holders of not less than 66-2/3% in aggregate principal amount of the Notes of any series Outstanding.

"Subordinated Guaranties" means, with respect to the Company, all Guaranties of the Company which shall contain or have applicable thereto subordination provisions substantially identical in effect to those contained in Exhibit B hereof or such other provisions as may be approved in writing by the holders of not less than 66 2/3% in aggregate principal amount of the Notes of any series Outstanding.

"Subordinated Obligations" means, with respect to the Company, the sum of (i) the aggregate unpaid principal amount of Subordinated Debt, and (ii) the aggregate outstanding contingent liability with respect to Subordinated Guaranties of the Company.

"Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

"Total Debt" means the sum of Senior Obligations and Subordinated Obligations.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 11.05.


"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of such series.

"United States" means the United States of America (including each of the States thereof and the District of Columbia), and its territories and possessions.

"Unrestricted Subsidiary" means any Subsidiary that has not been designated as a Restricted Subsidiary.

"Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

"Weighted Average Life to Maturity" with respect to any Indebtedness of the Company means, at the time of calculation thereof, the number of years obtained by dividing the then remaining dollar-years of such Indebtedness by the then outstanding principal amount of such Indebtedness. For purposes of this definition, "remaining dollar-years" of any Indebtedness means, at any time, the amount obtained by (a) multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the making of that payment and (b) totaling all of the products obtained in clause
(a) above.

"Wholly-Owned Restricted Subsidiary" means, (i) with respect to any Person other than the Company, a Wholly-Owned Subsidiary of such Person and (ii) with respect to the Company, a Restricted Subsidiary of the Company of which all of the outstanding Capital Stock (other than directors' qualifying shares) shall at the time be owned, either directly or indirectly, by the Company.

"Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person of which all of the outstanding Capital Stock (other than directors' qualifying shares) shall at the time be owned by such Person, either directly or indirectly through ownership of one or more Wholly-Owned Subsidiaries of such Person.

		SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

		Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

		(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

		(2)	a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

		(3)	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

		(4)	a statement as to whether, in the opinion of each such
individual, such condition or covenant has been complied with.

		SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

		Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

		Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

		SECTION 1.04. Notices, etc., to Trustee and Company. Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

		(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if in writing (in the English language) and (a) delivered in person, (b) sent by mail, first class or air mail postage prepaid, (c) delivered by telecopy or facsimile, with a copy immediately thereafter sent by mail, first class or air mail postage prepaid, or (d) delivered by overnight courier, to the Trustee at its Corporate Trust Office,
Attention: Corporate Trust Administration, or

		(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing (in the English language) and (a) delivered in person, (b) sent by mail, first class or air mail postage prepaid, (c) delivered by telecopy or facsimile, with a copy immediately thereafter sent by mail, first class or air mail postage prepaid, or (d) delivered by overnight courier, to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and the Holders by the Company, Attention: President.

	Any such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture shall be deemed to have been made, given or furnished: (i) if delivered in person, when delivered; (ii) if delivered by mail, first class or air mail postage prepaid, on the third Business Day after mailing; (iii) if delivered by telecopy or facsimile, on the date of transmission if transmitted on a Business Day before 4:00 p.m. or, if not, on the next succeeding Business Day; or (iv) if delivered by overnight courier, one Business Day after delivery to such courier.

		SECTION 1.05. Notice of Holders; Waiver. Where this Indenture provides for the giving of notice to Holders of any event, (1) such notice shall be sufficiently given to Holders (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to such Holders as their names and addresses appear in the Security Register, within the time prescribed; provided, however, that, in any case, any notice to Holders of Floating Rate Notes regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 3.01, shall be sufficiently given if given in the manner specified pursuant to Section 3.01.

		In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

		Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

		SECTION 1.06. Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

		"Bankruptcy Act" means the Bankruptcy Code.

		"indenture securities" means the Notes.

		"indenture security holder" means a Holder.

		"indenture to be qualified" means this Indenture.

		"indenture trustee" or "institutional trustee" means the Trustee.

		"obligor" on the indenture securities means the Company, or any other obligor on the Notes, if any.

	All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

		SECTION 1.07. Conflict with Trust Indenture Act. Notwithstanding that this Indenture is not required to be qualified under the Trust Indenture
Act, if any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

		SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

		SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

		SECTION 1.10. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

		SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Security Registrar, any Paying Agent, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

		SECTION 1.12. Governing Law. This Indenture and the Notes shall for all purposes be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said
State.

		SECTION 1.13. Legal Holidays. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date, Maturity or other payment date of any Note of any series shall not be a Business Day at any Place of Payment for the Notes of that series, then (notwithstanding any other provision of this Indenture or of the Notes, except Section 3.01 hereof as aforesaid) such payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or other payment date, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or other payment date, as the case may be, to such next succeeding Business Day.

ARTICLE II

Note Forms

		SECTION 2.01. Forms Generally. The Notes of each series shall be substantially in one of the forms established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends (including, but not limited to, legends as to the status of such Notes as "restricted securities" within the meaning of Rule 144 under the Securities Act and the nature of any transfer restrictions associated therewith, and as to original issue discount) or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Notes may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Notes as conclusively evidenced by their execution of such Notes. If the form of a series of Notes is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the form of such series.

		Upon issuance, the Notes of any series may be represented by one or more Global Notes or by Notes in individual certificated form.

		The Notes of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as conclusively evidenced by their execution of such Notes, subject, however, with respect to the Notes of any particular series, to the rules of any securities exchange or quotation system on which such Notes are listed or quoted and, with respect to Global Notes, to the rules of the Depositary.

		SECTION 2.02. Form of Trustee's Certificate of Authentication. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as follows:

		TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned
Indenture.

					THE FIRST NATIONAL BANK OF CHICAGO,
					     as Trustee
					By____________________________________
					          Authorized Signatory

		SECTION 2.03. Form of Trustee's Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating
Agent appointed with respect to any series of Notes, then the Trustee's Certificate of Authentication by such Authenticating Agent to be borne by Notes of each such series shall be substantially as follows:

		TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned
Indenture.

					THE FIRST NATIONAL BANK OF CHICAGO,
					    as Trustee
					By
					         Authenticating Agent

					By
					        Authorized Signatory


		SECTION 2.04. Form of Global Notes. (a) If the Company shall establish pursuant to Section 3.01 that the Notes of a series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Notes that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Notes of such series to be represented by one or more Global Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect:

"Unless this certificate is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein."

		(b) Except as provided in Section 3.05(b) or the terms of such Global Note so expressly permit, a Global Note may be transferred, in whole but not in part, only to a nominee of the Depositary for such Global Note, or to the Depositary, or to a successor Depositary selected or approved by the Company, or to a nominee of such successor Depositary. A legend to the foregoing effect will also appear on a Global Note. Such legend shall take the following form:

"Unless and until it is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."



ARTICLE III

The Notes

		SECTION 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

		The Notes may be issued in one or more series and the Notes of a series may include both Fixed Rate Notes and Floating Rate Notes. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

		(1)	the form of the Notes of such series;

		(2)	the title of the Notes of the series (which shall
distinguish the Notes of such series from all other series of Notes);

		(3)	the limit, if any, upon the aggregate principal amount of
the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 3.04, 3.05, 3.06, 11.06 or 13.07);

		(4)	the dates on which or periods during which the Notes of the
series may be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the Notes of such series are or may be payable;

		(5)	the rate or rates or the method of determination thereof at
which the Notes of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Dates for the interest payable on such Interest Payment Dates;

		(6)	the places, if any, in addition to or instead of the
Corporate Trust Office of the Trustee where the principal of (and premium, if any) and interest on Notes of the series shall be payable;

		(7)	the obligation, if any, of the Company to redeem or
repurchase Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which Notes of the series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

		(8)	the periods within which or the dates on which, the prices
at which and the terms and conditions upon which Notes of the series may be redeemed or repaid, if any, in whole or in part, at the option of the Company, a Holder or otherwise;

		(9)	the denominations in which individual Notes of the series
shall be issuable;

		(10)	whether the Notes of the series are to be issued as Discount
Notes and, if so, the amount of discount with which such Notes may be issued;

		(11)	 provisions, if any, for the defeasance of Notes of the
series;

		(12)	 whether the Notes of the series are to be issued in whole
or in part in the form of one or more Global Notes and, in such case, the Depositary for such Global Note or Global Notes and the terms and conditions, if any, upon which interests in such Global Note or Global Notes may be exchanged in whole or in part for the individual Notes represented thereby;

		(13)	 if other than Dollars, the Currency in which Notes of the
series shall be denominated or in which payment of the principal of (and premium, if any) and interest on Notes of the series may be made and any other terms concerning such payment;

		(14)	 if the principal of (and premium, if any) or interest on
Notes of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Notes are denominated or payable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Notes are denominated or payable without such election and the Currency in which the Notes are to be paid if such election is made;

		(15)	 if the amount of payments of principal of (and premium, if
any) or interest on the Notes of the series may be determined with reference to a base rate or index including, but not limited to, an index based on a
Currency or Currencies other than that in which the Notes are payable, the manner in which such amounts shall be determined;

		(16)	 any additional Events of Default or restrictive covenants
provided for with respect to Notes of the series; and

		(17)	 any other terms of the series (which terms shall not be
inconsistent with the provisions of this Indenture).

		All Notes of any one series shall be substantially identical in form except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto. Notwithstanding that all Notes of a series will vote together for purposes of this Indenture, not all Notes of any one series need be issued at the same time or with the same terms and, unless otherwise provided, a series may be reopened for issuance of additional Notes of such series.

		If any of the terms of a series of Notes is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

		SECTION 3.02. Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Notes of any series, the Notes of such series shall be issuable only in denominations of $150,000 and any larger amount that is an integral multiple of $25,000 and shall be payable only in Dollars.

		SECTION 3.03.  Execution, Authentication, Delivery and Dating.
(a) The Notes of any series shall be executed on behalf of the Company by any two of its Chairman, Vice Chairman, President, Vice Presidents, Treasurer or Assistant Treasurer under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

		Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

		(b)	At any time and from time to time after the execution and
delivery of this Indenture, the Company may deliver, or cause to be delivered, Notes of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. The Trustee shall be entitled to receive, prior to the authentication and delivery of the first Notes of such series, the supplemental indenture or the Board Resolution by or pursuant to which the form and terms of such Notes have been approved, an Officers' Certificate as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default and an Opinion of Counsel stating that:

		(i)	all instruments furnished by the Company to the Trustee in
connection with the authentication and delivery of such Notes conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Notes;

		(ii)	the forms and terms of such Notes have been established in
conformity with the provisions of this Indenture;

		(iii)	in the event that the forms or terms of such Notes have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect)
and subject to such other customary exceptions as counsel shall request and as to which the Trustee shall not reasonably object;

		(iv)	the execution and delivery of such Notes have been duly
authorized by all necessary corporate action of the Company and such Notes have been duly executed by the Company, and all laws and other requirements with respect to the execution and delivery of the Notes by the Company have been complied with by the Company, and, assuming due authentication by the Trustee, and upon receipt of payment therefore will be valid and binding obligations enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect) and subject to such other customary exceptions as counsel shall request; and

		(v)	the amount of Notes Outstanding of such series, together
with the amount of such Notes, does not exceed any limit established under the terms of this Indenture on the amount of Notes of such series that may be authenticated and delivered.

		If all of the Notes of a series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this
Section 3.03(b) must be delivered only once, prior to the authentication and delivery of the first Note of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Notes of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to this Section 3.03(b) shall be true and correct as if made on such date.

		(c)	Each Depositary designated pursuant to Section 3.01 for a
Global Note in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered as such under the Exchange Act and any other applicable statute or regulation.

		(d)	The Trustee shall not be required to authenticate any Notes
if the issuance of such Notes pursuant to this Indenture will adversely affect the Trustee's own rights, duties or immunities under this Indenture.

		(e)	Each Note shall be dated the date of its authentication,
except as otherwise provided pursuant to Section 3.01 with respect to the Notes of such series.

		(f)	No Note shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

		SECTION 3.04. Temporary Notes. Pending the preparation of definitive Notes of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes, may determine, as conclusively evidenced by their execution of such Notes. Any such temporary Note may be in global form, representing all or a portion of the Outstanding Notes of such series. Every such temporary Note shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Note or Notes in lieu of which it is issued.

		If temporary Notes of any series are issued, the Company will cause definitive Notes of such series to be prepared without unreasonable delay. After (a) the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in Section 3.05 in connection with a transfer, and (b) upon surrender for cancellation of any one or more temporary Notes of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

		Upon any exchange of a portion of a temporary Global Note for a definitive Global Note or for the individual Notes represented thereby pursuant to this Section 3.04 or Section 3.05, the temporary Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global
Note shall be reduced for all purposes by the amount so exchanged and endorsed.

		SECTION 3.05. Registration, Transfer and Exchange. (a) The Company shall, in accordance with Section 12.02 hereof, maintain an office or agency where the Notes of each series may be presented for registration of transfer or exchange. The Company shall cause to be kept at such office (which, unless otherwise specified, shall be the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York) a register for each series of Notes (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Company. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Notes and registering transfers and exchanges of Notes as herein.

		The Company may at its option replace the Trustee as Security Registrar and may appoint one or more Paying Agents with respect to any series of Notes. The Company shall enter into an appropriate agency agreement with any Person designated by the Company as a Security Registrar or Paying Agent with respect to a series of Notes that is not a party to this Indenture, which agreement shall implement the provisions of this Indenture (including, where applicable, the provisions of the Trust Indenture Act incorporated herein) that relate to such Security Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Company fails to designate a Security Registrar or Paying Agent for any series of Notes, the Trustee shall act as such.

		Upon surrender for registration of transfer of any Note of any series at the office or agency of the Company maintained for such purpose, the Company shall (subject to the receipt of requested information, if applicable, as provided below) execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Notes of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount. If the Note being transferred is a "restricted security" within the meaning of Rule 144 of the Securities Act, the Company or the Trustee may request, and if so requested the transferor and/or its designated transferee shall provide, such documentation as may be reasonably required by the Company or the Trustee to establish compliance with applicable law regarding transfers of restricted securities.

		At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Company maintained for such purpose.

		Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

		(b)	If at any time the Depositary for the Notes of a series
notifies the Company that it is unwilling or unable to continue as Depositary for the Notes of such series or if at any time the Depositary for the Notes of such series shall no longer be eligible under Section 3.03(c), the Company shall appoint a successor Depositary with respect to the Notes of such series.
 If a successor Depositary for the Notes of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.01(12) shall no longer be effective with respect to the Notes of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series, will authenticate and deliver, individual Notes of such series in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing Notes of such series in exchange for such Global Note or Global Notes.

		The Company may at any time and in its sole discretion determine that individual Notes of any series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Global Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series, will authenticate and deliver, individual Notes of such series in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing Notes of such series in exchange for such Global
Note or Global Notes.

		If specified by the Company pursuant to Section 3.01 with respect to a series of Notes, or if required by the rules of the Depositary or applicable law, the Depositary for such series of Notes may surrender a Global Note for such series of Notes in exchange in whole or in part for individual Notes of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

		(i)	to each Person specified by such Depositary a new individual
Note or Notes of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such
Persons' beneficial interest in the Global Note; and

		(ii)	to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered
Global Note and the aggregate principal amount of individual Notes delivered to Holders thereof.

		Upon the exchange of a Global Note, in whole or in part, for individual Notes, such Global Note shall be cancelled by the Trustee. Individual Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.

		(c)	All Notes issued upon any transfer or exchange of Notes
shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered for such transfer or exchange.

		Every Note presented or surrendered for transfer or exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

		No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 11.06 or 13.07 not involving any transfer.

		The Company shall not be required (i) to register, transfer or exchange Notes of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes of such series selected for redemption under Section 13.03 and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to register any transfer with respect to which the transferor or transferee, as applicable, has failed to provide information requested pursuant to Section 3.05(a).

		(d) In accordance with Section 12.09 hereof, and notwithstanding any other provision in this Indenture to the contrary, neither the Company nor the Security Registrar shall register the transfer of any Note if the transferor of such Note is the Company or an Affiliate of the Company.

		SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Notes.  If
(i) any mutilated Note is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Note has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

		In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay the amount due on such Note in accordance with its terms.

		Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

		Every new Note of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series.

		The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

		SECTION 3.07.  Payment of Interest; Interest Rights Preserved.
(a) Interest on any Note that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Note upon any transfer or exchange subsequent to the Regular Record Date. Payment of interest on Notes shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to Section 3.01 (and subject to any minimum amount for wire transfers specified pursuant thereto) and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

		(b)	Any interest on any Note that is payable but is not
punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

		(1)	The Company may elect to make payment of any Defaulted
Interest to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Notes at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

		(2)	The Company may make payment of any Defaulted Interest on
Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

		Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

		SECTION 3.08. Cancellation. Unless otherwise specified pursuant to Section 3.01 for Notes of any series, all Notes surrendered for payment, redemption, transfer, exchange or credit against any sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be delivered to the Company for destruction. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation.

		SECTION 3.09. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

		SECTION 3.10. Currency of Payments in Respect of Notes. (a) Except as otherwise specified pursuant to Section 3.01 for Notes of any series, payment of the principal of (and premium, if any) and interest on Notes of such series will be made in Dollars.

		(b)	For purposes of any provision of the Indenture where the
Holders of Outstanding Notes may perform an Act that requires that a specified percentage of the Outstanding Notes of all series perform such Act and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of (and premium, if any) and interest on the Notes of all series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) and interest on the Outstanding Notes denominated in a Currency other than Dollars will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Notes of such series, as of the date for determining whether the Holders entitled to perform such Act have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

		(c)	Any decision or determination to be made regarding exchange
rates shall be made by an agent appointed by the Company; provided that such agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Company and the Trustee at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination.  All decisions and determinations of such agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Notes.

		SECTION 3.11. Payments in Designated Currencies. The Company may provide pursuant to Section 3.01 for Notes of any series that the obligation of the Company to pay the principal of (and premium, if any) and interest, if any, on the Notes of such series be made in a Currency (the "Designated
Currency") other than Dollars. In such case, the Company agrees that (a) to the fullest extent possible under applicable law, judgments in respect of such Notes shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest, if any, on such Notes shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on (i) the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment or (ii) if the Holder is unable to purchase the Designated Currency in such country on such date, the next most practicable date thereafter; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

		SECTION 3.12. CUSIP Number. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use the applicable CUSIP number or numbers in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The
Company shall promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE IV

Satisfaction and Discharge

		SECTION 4.01. Satisfaction and Discharge of Indenture. (A) This Indenture shall cease to be of further effect (except that the Company's obligations under 4.03, 4.04, 4.05 and 6.07 shall survive) when all Outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06) to the Trustee for cancellation and the Company has paid all sums payable hereunder and under the Notes.

		(B) If, pursuant to Section 3.01, provision is made for the defeasance of Notes (or certain restrictive covenants applicable thereto) of a series and if the Notes of such series are denominated and payable only in Dollars (except as provided pursuant to Section 3.01), then the provisions of this paragraph (B) shall be applicable (except as otherwise specified pursuant to Section 3.01) for Notes of such series.

		At the Company's option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Notes of any series on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 10.01,
12.12 through 12.21 (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of the Holders of such series pursuant to Section 3.01), or any Event of Default relating thereto, with respect to the Notes of such series at any time after the applicable conditions set forth below have been satisfied:

		(1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) money,
(ii) Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (iii) a combination of (i) and (ii) in an amount sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of (and premium, if any), and interest on, the Outstanding Notes of such series on the dates such installments of interest or principal (and premium, if any) are due;

		(2) no Default or Event of Default with respect to this Indenture or the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

		(3) the Company shall have delivered to the Trustee an opinion of an independent tax counsel experienced in such matters to the effect that (and containing no qualification and no assumption, other than an assumption of fact customarily contained in legal opinions) the Holders of Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of Notes being Discharged;

		(4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this provision will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

		(5) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 6.07;

		(6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

		(7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Federal or State bankruptcy, insolvency or similar law.

		SECTION 4.02. Deposited Moneys and Government Obligations To Be Held in Trust. Subject to the provisions of Section 4.04, all moneys and Government Obligations deposited with the Trustee pursuant to Section 4.01 in respect of Notes of a series shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon for principal (and premium, if any) and interest.

		SECTION 4.03. Repayment to Company. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes of any series for which money or Government Obligations have been deposited pursuant to Section 4.01.

		Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company (unless applicable law designates another Person) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 1.05, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

		SECTION 4.04. Reinstatement. If the Trustee is unable to apply any money or Government Obligations in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Notes and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with
Section 4.01; provided, however, that if the Company has made any payment of interest on or principal of (or premium, if any) any such Notes because of the reinstatement of the Company's obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money or Government Obligations held by the Trustee.

		SECTION 4.05. Indemnity. The Company shall pay and indemnify the Trustee and the Holders of Notes, of any series as to which the Company's obligations under this Indenture have terminated against any tax, fee or other charge resulting from the deposit of cash in accordance with Section 4.01 and termination of the Company's obligations under this Indenture with respect to the Notes of such series.

ARTICLE V

Remedies

		SECTION 5.01. Events of Default. "Event of Default" wherever used herein with respect to Notes of any series means, unless otherwise provided with respect to Notes of a particular series pursuant to Section 3.01, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

		(1)	failure to pay any interest upon any Note of such series,
when it becomes due and payable, and continuance of such default for a period of 30 days; or

		(2)	failure to pay the principal of (or premium, if any, on) any
Note of such series at its Maturity, upon redemption, repurchase, acceleration or otherwise; or

		(3)	failure to make a deposit of any sinking fund payment, when
and as due by the terms of any Note of such series; or

(4)	failure to perform or comply with any covenant or warranty
of the Company in this Indenture or established in or pursuant to the Board Resolution or supplemental indenture, as the case may be, pursuant to which the Notes of such series were issued as contemplated by Section 3.01 (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Notes of a series other than such series), and continuance of such default or breach for a period in excess of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Outstanding Notes of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(5)	the entry of a decree or order for relief in respect of the
Company or any of its Restricted Subsidiaries by a court having jurisdiction in the premises in an involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any of its Restricted Subsidiaries or of any substantial part of the Property of the Company or any of its Restricted Subsidiaries, or ordering the winding up or liquidation of the affairs of the Company or any of its Restricted Subsidiaries, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, unless being contested in good faith by the Company; or

(6)	(i) the commencement by the Company or any of its Restricted
Subsidiaries of a voluntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or (ii) the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any of its Restricted Subsidiaries or of any substantial part of the Property of the Company or any of its Restricted Subsidiaries, or (iii) the making of an assignment for the benefit of creditors by the Company or any of its Restricted Subsidiaries, or (iv) the admission in writing by the Company or any of its Restricted Subsidiaries of its inability to pay its debts generally as they become due, or (v) the taking of corporate action by the Company or any of its Restricted Subsidiaries in furtherance of any of clauses (i)-(iv); or

(7)	a default under any evidence of Indebtedness of the Company
(other than the Notes) or any Restricted Subsidiary of the Company, or under any mortgage, indenture, or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary of the Company, whether such Indebtedness now exists or is hereafter created, which default involves the failure to pay principal on such Indebtedness at the final maturity thereof or which has resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, in an aggregate amount in excess of $5,000,000; provided, however, that if such default under such evidence of Indebtedness shall be remedied or cured by the Company or such Restricted Subsidiary in accordance with the terms thereof or waived or such acceleration rescinded by the holders of such Indebtedness, then even if the Notes have been accelerated (but not paid) as provided herein, such Event of Default hereunder shall likewise be deemed to have been remedied, cured or waived and such acceleration rescinded without any further action of the Trustee or any Holder; or

(8)	a default shall occur in the observance or performance of
any covenant or agreement contained in Sections 12.12 through 12.21 hereof; or

(9)	one or more final judgments for the payment of money
aggregating in excess of U.S.$5,000,000 is or are outstanding against the Company or any Restricted Subsidiary of the Company or against any Property of either and such judgment or judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its or their entry; or

		(10)	any other Event of Default provided with respect to Notes of that series pursuant to Section 3.01.

		SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default of the type described in Section 5.01 (5) or (6) above) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of such series may declare the principal amount (or, if any Notes of such series are Discount Notes, such portion of the principal amount of such Discount Notes as may be specified in the terms of such Discount Notes) of (and premium, if any) and all accrued but unpaid interest on all the Notes of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and interest
(and premium, if any) shall become immediately due and payable. Upon payment of such amounts in Dollars (or, if applicable, the Designated Currency specified pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of (and premium, if any) and interest on the Notes of such series shall terminate.

		If an Event of Default of the type described in Section 5.01(5) or
(6) above occurs with respect to the Notes of any series at the time
Outstanding, all unpaid principal of (and premium, if any) and accrued interest on the Notes of such series then Outstanding shall ipso facto become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

		At any time after such a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least 51% in principal amount of the Outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

		(1)	the Company has paid or deposited with the Trustee a sum in
Dollars (or, if applicable, the Designated Currency specified pursuant to
Section 3.01) sufficient to pay

			(A)	all overdue installments of interest on all Notes of
such series,

			(B)	the principal of (and premium, if any, on) any Notes
of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates then borne by such
Notes or at the rate or rates otherwise prescribed therefor in such Notes,

			(C)	to the extent that payment of such interest is lawful,
interest upon overdue installments of interest on each Note at the rate or rates then borne by such Notes or at the rate or rates otherwise prescribed therefor in such Notes, and

			(D)	all sums paid or advanced by the Trustee hereunder and
the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel; provided, however, that all sums payable under this clause (D) shall be paid in Dollars;

	and

		(2)	all Events of Default with respect to Notes of such series,
other than the nonpayment of principal of (and premium, if any) and interest on Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

		No such rescission and waiver shall affect any subsequent Default or impair any right consequent thereon.

		For all purposes under this Indenture, if a portion of the principal of any Discount Notes shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Discount Notes shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Discount Notes.

		SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default specified in Section 5.01 occurs with respect to the Notes of any series, the Company will, upon demand of the Trustee or the Holders as specified above, pay to the Trustee, for the benefit of the Holders of such Notes, the amount then due and payable on such Notes, for the principal (and premium, if any) and interest, if any, and interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates then borne by such Notes or at the rate or rates otherwise prescribed therefor in such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

		If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon such Notes wherever situated.

		If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

		SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law relative to the Company or any other obligor upon the Notes of a particular series or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise; and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

		(i)	to file and prove a claim for the whole amount of principal
(and premium, if any) and interest owing and unpaid in respect of the Notes of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel) and of the Holders of such Notes allowed in such judicial proceeding, and

		(ii)	to collect and receive any moneys or other Property payable
or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable fees of its counsel, and any other amounts due the Trustee under Section 6.07.

		Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt, on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

		SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes, of any series may be prosecuted and enforced by the Trustee without the possession of any of such Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

		SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Notes of any series in respect of which money has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

		FIRST:  To the payment of all amounts due the Trustee under
Section 6.07; and

		SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes of such series, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

		SECTION 5.07. Limitation on Suits. No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

		(1)	such Holder has previously given written notice to the
Trustee of a continuing Event of Default with respect to such series;

		(2)	the Holders of not less than 25% in principal amount of the
Outstanding Notes of such series shall have made written request to the
Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

		(3)	such Holder or Holders have offered to the Trustee
reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

		(4)	the Trustee for 60 days after its receipt of such notice,
request and offer of indemnity has failed to institute any such proceeding;
and

		(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least 51%
in principal amount of the Outstanding Notes of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or of the Holders of Outstanding Notes of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 5.07, each and every Holder of Notes of any series and the Trustee for such series shall be entitled to such relief as can be given at law or in equity.

		SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on the respective Stated Maturity or Maturities expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or repayment date, as applicable) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.

		SECTION 5.09. Rights and Remedies Cumulative. Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

		SECTION 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

		SECTION 5.11. Control by Holders. The Holders of at least 51% in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series; provided that

		(1)	such direction shall not be in conflict with any rule of law or with this Indenture;

		(2)	subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee,
determine that the proceeding so directed would be unjustly prejudicial to the
Holders of Notes of such series not joining in any such direction; and

		(3)	the Trustee may take any other action deemed proper by the
Trustee that is not inconsistent with such direction.

		SECTION 5.12. Waiver of Past Defaults. The Holders of at least 51% in principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of any such series waive any past Default hereunder with respect to such series and its consequences, except a Default

		(1)	in the payment of the principal of (or premium, if any) or
interest on any Note of such series, or

		(2)	in respect of a covenant or provision hereof that under
Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

		Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Notes of such series under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

		SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series, or to any suit instituted by any Holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on such Note on or after the Stated Maturity or other scheduled payment date therefor.

ARTICLE VI

The Trustee

		SECTION 6.01. Certain Duties and Responsibilities. (a) With respect to Notes of any series, except during the continuance of an Event of Default with respect to the Notes of such series,

		(1)	the Trustee undertakes to perform such duties and only such
duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the
Trustee; and

		(2)	in the absence of bad faith on its part, the Trustee may
conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

		(b)	In case an Event of Default with respect to Notes of any
series has occurred and is continuing, the Trustee shall, with respect to the Notes of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

		(c)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

		(1)	this subsection shall not be construed to limit the effect
of subsection (a) of this Section;

		(2)	the Trustee shall not be liable for any error of judgment
made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

		(3)	the Trustee shall not be liable with respect to any action
taken, suffered or omitted to be taken by it with respect to Notes of any series in good faith in accordance with the direction of the Holders of at least 51% in principal amount of the Outstanding Notes of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

		(4)	the Trustee shall not be required to expend or risk its own
funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to
it.

		(d)	Whether or not therein expressly so provided, every
provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

		SECTION 6.02. Notice of Defaults. Within 60 days after the occurrence of any Default hereunder with respect to Notes of any series of which the Trustee is aware and which has not been cured or waived, the Trustee shall in accordance with Section 1.05 give notice to all Holders of Notes of such series of such Default; provided, however, that, except in the case of Default in the payment of the principal of (or premium, if any) or interest on any Note of such series or in the payment of any sinking fund installment with respect to Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series. Upon receipt by the Trustee of a certificate from the Company pursuant to Section 12.05, the Trustee shall promptly notify the Holders of receipt by the Trustee of such certificate and the matters described therein.

		SECTION 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

		(a)	the Trustee may rely and shall be protected in acting or
refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

		(b)	any request or direction of the Company mentioned herein
shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

		(c)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

		(d)	the Trustee may consult with counsel and the advice of such
counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

		(e)	the Trustee shall be under no obligation to exercise any of
the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes of any series pursuant to this
Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

		(f)	the Trustee shall not be bound to make any investigation
into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

		(g)	the Trustee may with the Company's consent execute any of
the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

		(h)	the Trustee shall not be liable for any action taken,
suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

		SECTION 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein, in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, if any, of any series. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

		SECTION 6.05. May Hold Notes. The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Sections 6.10 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

		SECTION 6.06. Money Held in Trust. Moneys held by the Trustee in trust hereunder need not be segregated from other funds except to the extent set forth below or as otherwise required by law. The Trustee shall not be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. The Trustee shall segregate moneys held by the Trustee hereunder in one Currency (or unit thereof) from any moneys in any other Currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

		SECTION 6.07. Compensation and Reimbursement. The Company agrees:

		(1)	to pay to the Trustee from time to time such compensation in
Dollars for all services rendered by it hereunder as may be mutually agreed upon in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

		(2)	except as otherwise expressly provided herein, to reimburse
the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

		(3)	to indemnify in Dollars the Trustee for, and to hold it
harmless against, any and all loss, damage, claim, liability or expense (including any taxes, other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part; arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

		The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Sections 5.01(5) and 5.01(6), the expenses are intended to constitute expenses of administration under any bankruptcy law.

		SECTION 6.08.  Disqualification; Conflicting Interests.

	If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

		SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be:

		(1)	a corporation organized and doing business under the laws of the United States, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, state, territorial or District of Columbia authority, or

		(2)	a corporation or other Person organized and doing business
under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Affiliate of the Company shall serve as Trustee for the Notes of any series issued hereunder.

		SECTION 6.10.  Resignation and Removal; Appointment of Successor.
 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

		(b)	The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

		(c)	The Trustee may be removed at any time with respect to the
Notes of any series and a successor Trustee appointed by Act of the Holders of at least 51% in principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Company. If, within 30 days after the giving of notice of removal to the Trustee, a successor Trustee has not been appointed by the Company or the Holders to replace the removed Trustee, or has not accepted such appointment, as hereinafter provided, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

		(d)	If at any time:

			(1)	the Trustee shall fail to comply, pursuant to Section
6.08 hereof, with Section 310(b) of the Trust Indenture Act with respect to the Notes of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note of such series for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

			(2)	the Trustee shall cease to be eligible under Section
6.09 of this Indenture with respect to the Notes of any series and shall fail to resign after written request therefor by the Company or by any such Holder,
or

			(3)	the Trustee shall become incapable of acting or a
decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property or affairs, or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

			(4)	the Trustee shall commence a voluntary case under the
Bankruptcy Code, as now or hereafter constituted, or any other applicable
Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its Property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or

			(5)	there shall be an unreasonable increase in the fees of
the Trustee, or

			(6)	a successor in interest to the entity serving as the
Trustee, by reason of merger or consolidation, shall be reasonably unacceptable to the Company or the Holders of at least 51% in principal amount of the Outstanding Notes,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 5.13, any Holder who has been a bona fide Holder of a Note of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes of such series. If, within 30 days after the giving of notice of removal to the Trustee, a successor Trustee has not been appointed by the Company or the Holders to replace the removed Trustee, or has not accepted such appointment, as hereinafter provided, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

		(e)	If the Trustee shall resign, be removed or become incapable
of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board
Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one
Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 6.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of at least 51% in principal amount of the Outstanding
Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the
Company.  If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, subject to Section 5.13, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

		(f)	The Company shall give notice of each resignation and each
removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series in the manner and to the extent provided in Section 1.05 to the Holders of Notes of such series. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate
Trust Office.

		SECTION 6.11. Acceptance of Appointment by Successor. (a) In the case of an appointment hereunder of a successor Trustee with respect to all Notes, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring
Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor
Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

		(b)	In case of the appointment hereunder of a successor Trustee
with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1)
shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2)
if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3)
shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring
Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such retiring
Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

		(c)	Upon request of any such successor Trustee, the Company
shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

		(d)	No successor Trustee shall accept its appointment unless at
the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

		SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

		SECTION 6.13. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.

		SECTION 6.14. Appointment of Authenticating Agent. As long as any Notes of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer, partial redemption or repayment or pursuant to Section 3.06. Notes of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Notes of any series by the Trustee for such series or to the Trustee's Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, state, territorial or District of Columbia authority, having a combined capital and surplus of at least $10,000,000 (determined as provided in Section 6.09 with respect to the Trustee).

		Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

		Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more of any series of Notes, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Notes of such series in the manner and to the extent provided in Section 1.05. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation for its services. The Authenticating Agent for the Notes of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.


ARTICLE VII

Holders' Lists and Reports by Trustee and Company

		SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee with respect to Notes of each series for which it acts as Trustee:

		(a)	semiannually on June 30 and December 31 of each year, a
list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of June 15 or December 15, respectively; and

		(b)	at such other times as the Trustee may request in writing,
within 30 days after the receipt by the Company of any such request, a list in similar form and of similar content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar for such series, no such list need be furnished.

		SECTION 7.02. Preservation of Information; Communication to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01, received by it in the capacity of Paying Agent or Security Registrar (if so acting) hereunder, and all information filed with it within the two preceding years pursuant to Section 7.03(c)(2).

		The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished and, after two years of its filing, may destroy any information filed with it pursuant to Section 7.03(c)(2).

		(b) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

		(c) Each Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 7.02(b).

		SECTION 7.03. Reports by Trustee. (a) Within 30 days after May 15 of each year commencing with the year 1998, the Trustee shall transmit to all Holders of Notes of any series with respect to which it acts as Trustee, in the manner hereinafter provided in this Section 7.03, a brief report dated as of such May 15 to the extent that would be required under Section 313(a) of the Trust Indenture Act had this Indenture been qualified under the Trust Indenture Act.

		(b)	The Trustee shall comply with Sections 313(b) and 313(c) of
the Trust Indenture Act.

		(c)	A copy of each such report shall, at the time of its
transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Notes of such series are listed, with the Commission and also with the Company. The Company will promptly notify the Trustee when any series of Notes are listed on any stock exchange.

		SECTION 7.04. Reports by Company. The Company shall file with the Trustee and shall provide, or cause the Trustee to provide, to all of the Holders, within 15 days after it is required to file them with the Commission, copies of its annual reports, quarterly reports and other information, documents and reports (collectively, "information") which the Company or any of its Subsidiaries is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act or pursuant to the provisions of the Trust Indenture Act. If the Company or its Subsidiaries is not required to file any such information with the Commission, the Company shall nonetheless file with the Trustee and shall provide, or cause the Trustee to provide, to the Holders (within 15 days after the time such information would have been required to be filed with the Commission) copies of the Company's annual and quarterly financial statements, and shall promptly upon written request supply such information to any prospective purchaser of Notes designated by a Holder.
 The Company and any other obligor on the Notes shall also comply with the other provisions of Section 314 of the Trust Indenture Act and shall, to the extent not already included in the information provided to Holders and prospective purchasers as required above, provide to such Holders and prospective purchasers any such additional information required to be provided to such Persons pursuant to Rule 144A under the Securities Act.

		Delivery of such information to the Trustee is for informational purposes only and the Trustee's receipt of such information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates delivered to it hereunder).


ARTICLE VIII

Concerning the Holders

		SECTION 8.01. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Outstanding Notes of any series may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced (a) by the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

		SECTION 8.02. Proof of Ownership; Proof of Execution of Instruments by Holders. The ownership of Notes of any series shall be proved by the Security Register for such series or by a certificate of the Security Registrar for such series.

		Subject to the provisions of Sections 6.01, 6.03 and 9.05, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in the following manner:

		The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgment of deeds, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

		The record of any Holders' meeting shall be proved in the manner provided in Section 9.06.

		The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

		If the Company shall solicit from the Holders of Notes of any series any Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to take such Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion. If such a record date is fixed, such Act may be sought or given before or after the record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders of Notes for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes of such series have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes of such series shall be computed as of such record date.

		SECTION 8.03. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon such Holder's order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Note.

		None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

		SECTION 8.04. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Notes specified in this Indenture in connection with such Act, any Holder of a Note (the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Notes the Holders of which have consented to such Act) may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.02, revoke such Act so far as it concerns such Note. Except as aforesaid, any such Act taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Notes issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or such other Notes. Any action taken by the Holders of the specified percentage in aggregate principal amount of the Notes of any series Outstanding hereunder shall be conclusively binding upon the Company, the Trustee and the Holders of all Notes of such series.


ARTICLE IX

Holders' Meetings

		SECTION 9.01. Purposes of Meetings. A meeting of Holders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

		(1)	to give any notice to the Company or to the Trustee for such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;

		(2)	to remove the Trustee for such series and appoint a
successor Trustee pursuant to the provisions of Article VI;

		(3)	to consent to the execution of an indenture or indentures
supplemental hereto pursuant to the provisions of Section 11.02; or

		(4)	to take any other action authorized to be taken by or on
behalf of the Holders of any specified aggregate principal amount of the Outstanding Notes of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

		SECTION 9.02. Call of Meetings by Trustee. The Trustee for any series may at any time call a meeting of Holders of such series to take any action specified in Section 9.01, to be held at such time or times and at such place or places as the Trustee for such series shall determine. Notice of every meeting of the Holders of any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of such series in the manner and to the extent provided in Section 1.05. Such notice shall be given not less than 20 days or more than 90 days prior to the date fixed for the meeting.

		SECTION 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Notes of a series or of all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of any or all such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after the receipt of such request, then the Company or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section
9.01, by giving notice thereof as provided in Section 9.02.

		SECTION 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of a Note of the series with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

		SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of such series, in regard to proof of the holding of Notes of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

		The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of such series as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

		Subject to the provisos in the definition of "Outstanding", at any meeting each Holder of a Note of the series with respect to which such meeting is being held or proxy therefor shall be entitled to vote in such manner so that whether the specified percentage required for any Act has been voted may be calculated by the inspectors; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Notes of such series held by him or instruments in writing duly designating him as the person to vote on behalf of Holders of Notes of such series. Any meeting of Holders with respect to which a meeting was duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority of such Holders present and the meeting may be held as so adjourned without further notice.

		SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in
Section 9.02. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

		Any record so signed and verified shall be conclusive evidence of the matters therein stated.

		SECTION 9.07.  No Delay of Rights by Meeting.  Nothing in this
Article IX contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of the Indenture or of the Notes of any series.


ARTICLE X

Consolidation, Merger, Conveyance, Transfer or Lease

		SECTION 10.01.  Company May Consolidate, etc., Only on Certain
Terms.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to (i) consolidate with or be a party to a merger with any other Person or (ii) directly or indirectly sell, transfer, discount, lease or otherwise dispose (other than in the ordinary course of business, which shall include the sale of participations in the Company's financing transactions) of all or any substantial part (as defined below) of the Property of the Company and its Restricted Subsidiaries to any other Person; provided, however, that:

(1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-Owned Restricted Subsidiary of the Company or any corporation which, immediately after giving effect to such transaction, will become a Wholly-Owned Restricted Subsidiary of the Company so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

(2) the Company may consolidate with, or merge into, another corporation or sell, lease, transfer or otherwise dispose of all or a substantial part of its Property to another corporation if

(i) either (x) the Company is the surviving or continuing corporation in such merger or consolidation or (y) if the Company is not the surviving or continuing corporation, the corporation formed by such consolidation or into which the Company is merged or the corporation that acquires or leases, all or a substantial part of the Property of the Company (the "New Company") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on, all the Notes and the due observance and performance of each of the covenants and other terms of this Indenture and the Notes to be observed or performed by the Company;

(ii) immediately after such transactions, and after giving effect thereto, no Default or Event of Default would exist; and

(iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, sale, transfer, lease or other disposition and such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(3)	any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or any substantial part of its Property to the Company or any Wholly-Owned Restricted Subsidiary of the Company.

(b) The Company shall not permit any of its Restricted Subsidiaries to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 10.01, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company if, as a result thereof, the Restricted Subsidiary issuing or selling its stock ceases to be a Restricted Subsidiary.

(c) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of (x) any shares of stock in any Restricted Subsidiary if, as a result thereof, the Restricted Subsidiary whose stock is being sold, transferred or disposed of ceases to be a Restricted Subsidiary, or (y) any Indebtedness of any Restricted Subsidiary, unless:

(1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

(2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

(3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

(4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

(5) such sale or other disposition does not involve a substantial part of the Property of the Company and its Restricted Subsidiaries.

(d) As used in this Section 10.01, a sale, transfer, discount, lease or other disposition of Property shall be deemed to be a "substantial part" of the Property of the Company and its Restricted Subsidiaries if the book value of such Property, when added to the book value of all other Property sold, transferred, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the fiscal year in which such sale, lease or other disposition occurs, exceeds 10% of consolidated assets of the Company and its Restricted Subsidiaries, determined as of the end of the immediately preceding fiscal year. The book value of Property sold, transferred, leased or otherwise disposed of shall be excluded from the calculation of "substantial part" if (A) (i) such disposition shall be for an amount not less than the fair market value of such assets as determined in good faith by the Board of Directors of the Company, (ii) after giving effect to such disposition, no Default or Event of Default shall have occurred and be continuing, and (iii) within 180 days of such disposition an amount equal to the net proceeds received from such sale shall be used to (x) acquire Property, plant or equipment used or useful in carrying on the business of the Company and its Restricted Subsidiaries, or (y) retire Senior Debt of the Company or any Restricted Subsidiary of the Company, (B) such disposition is a sale and leaseback transaction permitted by Section 12.17, or
(C) such disposition is a Receivables Securitization Transaction permitted by
Section 12.14.

		SECTION 10.02. Successor Corporation Substituted. Upon any consolidation with or merger into any other corporation, or any conveyance, sale, transfer, lease or other disposition of all or a substantial part of the Property of the Company in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

		SECTION 10.03. Opinion of Counsel. The Trustee shall be entitled to receive and, subject to Sections 6.01 and 6.03, shall be protected in relying upon an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article X.

ARTICLE XI

Supplemental Indentures

		SECTION 11.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

		(1)	to evidence the succession of another corporation to the
Company and the assumption by such successor of the covenants of the Company herein and in the Notes contained; or

		(2)	to add to the covenants of the Company, for the benefit of
the Holders of all or any series of Notes appertaining thereto (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company;
or

		(3)	to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Notes, stating that such Events of Default are expressly being included solely to be applicable to such series); or

		(4)	to eliminate any restrictions on the payment of principal of
(or premium, if any, on) or interest on Notes; or

		(5)	to change or eliminate any of the provisions of this
Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Note of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; or

		(6)	to establish the form or terms of Notes, if any, of any
series as permitted by Sections 2.01 and 3.01 or to permit or facilitate the issuance of Notes of any series in uncertificated form; or

		(7)	to evidence and provide for the acceptance of appointment
hereunder by a successor Trustee with respect to one or more series of Notes and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

		(8)	to evidence any changes to Section 6.09 or 6.10 permitted by the terms thereof; or

		(9)	to add to or change or eliminate any provision of this
Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interests of the Holders of the Notes of any series in any material respect; or

		(10)	to cure any ambiguity, to correct or supplement any
provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provision of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Notes of any series created prior to the execution of such supplemental indenture in any material respect; or

		(11)	to modify the restrictions on the Notes, and the procedures
for, resales and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or to provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally;
or

		(12)	to comply with the requirements of the Commission in order
to effect (or, thereafter, maintain) the qualification of this Indenture under the Trust Indenture Act.

		SECTION 11.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of at least 51% in principal amount of the Outstanding Notes of each series affected by such supplemental indenture voting separately, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders under this Indenture of such Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note of each such series affected thereby,

		(1)	change the Stated Maturity of the principal of, or any
installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon or any premium payable thereon, or change Place of Payment or the Currency in which the principal of (and premium, if any) or interest on such Note is denominated or payable, or reduce the amount of the principal of a Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or repayment date); or

		(2)	reduce the percentage in principal amount of the Outstanding
Notes of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain
Defaults hereunder and their consequences provided for in this Indenture; or

		(3)	modify any of the provisions of this Section, Section 5.12
or Section 12.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 12.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 11.01(7).

		It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

		A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture with respect to one or more particular series of Notes or that modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

		SECTION 11.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that materially adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

		SECTION 11.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

		SECTION 11.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect (regardless of whether or not this Indenture is then required by applicable law to be "qualified" thereunder).

		SECTION 11.06. Reference in Notes to Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

		SECTION 11.07. Notice of Supplemental Indenture. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 11.02, the Company shall transmit to the Holders of Notes of any series affected thereby a notice setting forth the substance of such supplemental indenture.


ARTICLE XII

Covenants

		SECTION 12.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

		SECTION 12.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, and in each other Place of Payment for any series of Notes, an office or agency where Notes of such series may be presented or surrendered for payment, where Notes of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of such series and this Indenture may be served. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

		The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of any Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

		SECTION 12.03. Money for Notes; Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

		Whenever the Company shall have one or more Paying Agents with respect to any series of Notes it will, on or prior to each due date of the principal (and premium, if any) or interest on any Notes of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

		The Company will cause each Paying Agent with respect to any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

		(1)	hold all sums held by it for the payment of the principal of
(and premium, if any) or interest on Notes of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such
Persons or otherwise disposed of as herein provided;

		(2)	give the Trustee notice of any Default by the Company (or
any other obligor upon the Notes of such series) in the making of any payment of principal of (and premium, if any) or interest on the Notes of such series; and

		(3)	at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

		The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

		Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company (unless applicable law designates another Person) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 1.05, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

		SECTION 12.04. Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect, and shall cause each of its Restricted Subsidiaries to do all things necessary to preserve and keep in full force and effect, its corporate (or other) existence and all licenses, rights, franchises and permits necessary to the proper conduct of its business, except where the failure to maintain any such license, right, franchise or permit would not have a Material Adverse Effect; provided, however, that the foregoing shall not prevent (x) any transaction permitted by Article X hereof, or (y) the Company from dissolving or liquidating any of its Restricted Subsidiaries and distributing its assets to its shareholders so long as after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the loss thereof is not disadvantageous in any material respect to the Holders.

		SECTION 12.05. Officers' Certificate as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate indicating whether the Company has complied with all conditions and covenants under this Indenture, and if the Company is in Default thereunder, specifying all such Defaults and the nature thereof. The Company shall also deliver written notice to the Trustee within five Business Days after any officer of the Company has become aware of the occurrence of any event that such officer knows would constitute a Default or an Event of Default under this Indenture or an event of default, or event which with the giving of notice or the lapse of time or both would become an event of default, under any instrument of the kind described in Section 5.01(9).

		For the purposes of this Section 12.05, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

		SECTION 12.06. Waiver of Certain Covenants. The Company may, with respect to the Notes of any series, omit in any particular instance to comply with any covenant set forth in Sections 12.12 through 12.21 (and, if so specified pursuant to Section 3.01 any other restrictive covenant added for the benefit of the Holders of such series pursuant to Section 3.01) if, before the time for such compliance, the Holders of at least 51% in principal amount of the Outstanding Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived or shall extend to or affect any other covenant and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant shall remain in full force and effect.

		SECTION 12.07. Maintenance of Property. The Company shall maintain, preserve and keep, and shall cause each of its Restricted Subsidiaries to maintain, preserve and keep, its Properties (other than Property held for sale or lease) which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained unless and to the extent that failure to so maintain, preserve and keep certain Properties would not have a Material Adverse Effect, and will not be disadvantageous in any material respect to the Holders; provided that with respect to Property leased to third parties, the obligations under this Section 12.07 may be satisfied by imposing the same requirements upon the lessees of such Property and by exercising such degree of supervision and enforcement of such obligations as shall be commercially reasonable.

SECTION 12.08.  Payment of Taxes and Other Claims; Compliance with
Laws. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien or charge upon any Property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if failure to do so would not have a Material Adverse Effect, or if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto, if required by GAAP. The Company will promptly comply and will cause each Restricted Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which might reasonably be expected to result in any Lien or charge upon any Property of the Company or any Restricted Subsidiary which might reasonably be expected to have a Material Adverse Effect, unless the validity or applicability thereof is being contested in good faith by appropriate actions or proceedings, and the Company or such Restricted Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto.

SECTION 12.09. Repurchases and Resales of Notes by the Company and its Affiliates. Neither the Company nor any of its Affiliates, directly or indirectly, may repurchase or make any offer to repurchase Notes of any series unless the offer has been made to repurchase the Notes, pro rata, from all Holders of the Notes of such series at the same time and upon the same terms.

In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. In case any Affiliate of the Company shall repurchase Notes, such Notes shall continue to be held by such Affiliate and shall not be resold by such Affiliate to any Person other than the Company or to another Affiliate of the Company.

SECTION 12.10. Insurance. The Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar Properties; provided that with respect to Property leased to third parties, the obligations under this Section 12.10 may be satisfied by imposing the same requirements upon the lessees of such Property and by exercising such degree of supervision and enforcement of such obligations of such lessees as shall be commercially reasonable.

SECTION 12.11.  Nature of Business.  Neither the Company nor any
Restricted Subsidiary of the Company will engage in any business other than the Finance Business.

SECTION 12.12.  Maintenance of Consolidated Adjusted Net Worth.
The Company shall at all times keep and maintain Consolidated Adjusted Net Worth in an amount not less than (i) in the case of its fiscal quarter ending April 30, 1997, U.S.$70,000,000, and (ii) in the case of each fiscal quarter thereafter, an amount equal to the sum of the amount required to be maintained in the immediately previous fiscal quarter plus 25% of Consolidated Net Income for such immediately previous fiscal quarter (but without deduction in the event of a deficit in Consolidated Net Income).

SECTION 12.13. Limitation on Indebtedness. (a) The Company shall not at any time permit both

(i) the aggregate unpaid principal amount of Senior Obligations to exceed 600% of the sum of (A) Consolidated Adjusted Net Worth and (B) the aggregate unpaid principal amount of Subordinated Debt; and

(ii) the aggregate unpaid principal amount of Total Debt to exceed 750% of Consolidated Adjusted Net Worth.

(b) The Company shall not at any time permit the aggregate unpaid amount of Priority Obligations to exceed 10% of Consolidated Adjusted Net Worth as at the end of the fiscal year of the Company then most recently ended.

SECTION 12.14.  Limitation on Receivables Securitizations.  The
Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Receivables Securitization Transaction; provided however the Company or any Restricted Subsidiary may enter into any Receivables Securitization Transaction so long as, after giving effect thereto and to the application of the proceeds thereof, the aggregate value of assets then subject to all Receivables Securitization Transactions does not exceed 40% of the sum of (i) the aggregate value of assets then subject to all Receivables Securitization Transactions, plus (without duplication) (ii) total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

SECTION 12.15. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, charge or Lien of any kind on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any Property upon conditional sales agreements or other title retention devices, except:

(a) Liens for property taxes and assessments and/or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 12.08;

(b) Liens of or resulting from any judgment or award, (x) which, if unpaid would not otherwise be an Event of Default or (y) the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and for which the Company or such Restricted Subsidiary has set aside on its books reserves deemed by it to be adequate with respect thereto; provided that the aggregate amount so secured by Liens pursuant to this clause
(b) shall not at any time exceed an amount equal to 10% of Consolidated Adjusted Net Worth;

(c) Liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of Properties (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real Properties, which do not materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(e) mortgages, Liens or security interests securing Indebtedness of a Restricted Subsidiary to the Company;

(f) mortgages, Liens or security interests securing Non-Recourse Debt; provided that such mortgages, Liens or security interests shall be limited to the Property financed by such Non-Recourse Debt and the lease or security agreement to which such Property is subject;

(g) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, which Liens are incurred contemporaneously with or within 180 days after such acquisition, and Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition; provided that (i) the Lien or charge shall attach solely to the Property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company) and (iii) all such Indebtedness shall comply with the applicable limitations provided in Section 12.13;

(h) Liens incurred in connection with any Receivables Securitization Transaction permitted by Section 12.14; provided that such Liens attach solely to the accounts receivable subject to such Receivables Securitization Transaction; and

(i) in addition to the Liens permitted by the preceding paragraphs (a) through (h) of this Section 12.15, Liens securing Senior Debt of the Company or any Restricted Subsidiary; provided that such Senior Debt shall be permitted by Section 12.13.

SECTION 12.16. Limitation on Restricted Payments. The Company shall not, and with respect to clauses (d) and (e) below each Restricted Subsidiary of the Company shall not, except as hereinafter provided:

(a) Declare or pay any dividends, either in cash or Property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

(b) Directly or indirectly, or through any Restricted Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock or other securities convertible into stock; or

(c) Make any other payment or distribution, either directly or indirectly or through any Restricted Subsidiary, in respect of its capital stock; or

(d) Purchase, redeem, prepay or otherwise retire or acquire the whole or any part of any issue of Capital Debt other than (i) in exchange for shares of capital stock of the Company or (ii) out of the proceeds of the concurrent issuance of Capital Debt permitted by Section 12.13 with a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Capital Debt being purchased, redeemed, prepaid or otherwise retired or acquired; or

(e) Purchase, redeem, prepay or otherwise retire or acquire the whole or any part of any issue of Subordinated Debt other than (i) in exchange for shares of capital stock of the Company or (ii) out of the proceeds of the concurrent issuance of Capital Debt or Subordinated Debt permitted by Section 12.13 with a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Debt being purchased, redeemed, prepaid or otherwise retired or acquired.

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock or Capital Debt or Subordinated Debt and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments"), if at such time or after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after January 31, 1997, to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) U.S.$l0,000,000 plus (ii) to the extent that Capital Debt outstanding on the date hereof is exchanged for capital stock of the Company, an amount equal to all interest which would have been payable with respect to such exchanged Capital Debt during the period from the date of such exchange to the date of any determination hereunder, plus (iii) the net cash proceeds to the Company from the issue or sale subsequent to January 31, 1997 of Capital Debt, Subordinated Debt or shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock, plus
(iv) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof and will not declare or make any Restricted Payment if at such time or after giving effect thereto a Default or an Event of Default has occurred and is continuing.

For the purposes of this Section 12.16, the amount of any Restricted Payment declared, paid or distributed in Property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such Property at the time of the making of the Restricted Payment in question.

SECTION 12.17. Limitation on Sale and Leasebacks. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any Property owned by the Company or such Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same Property, except that the Company or a Restricted Subsidiary may enter into such an arrangement if (i) such Property is newly acquired or constructed Property, (ii) the Company or such Restricted Subsidiary shall enter into such arrangement within 180 days following the acquisition or construction of such Property, and (iii) after giving effect to the consummation of such arrangement, the aggregate sale price of the Property subject to such arrangements entered into by the Company and its Restricted Subsidiaries since January 31, 1997 does not exceed 10% of the consolidated assets of the Company and its Restricted Subsidiaries, determined as of the end of the immediately preceding fiscal year.

SECTION 12.18. Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any of its Affiliates (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate) other than a Wholly-Owned Restricted Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

In the event a Restricted Subsidiary is redesignated as an Unrestricted Subsidiary pursuant to Section 12.21, all transactions and arrangements between such Subsidiary and the Company or any Restricted Subsidiary which occurred or existed at any time during the 12-month period ending with the date of such redesignation shall, for purposes of this Section, be deemed to have been entered into immediately after such redesignation.

SECTION 12.19.  Voluntary Retirement of Subordinated Debt or
Capital Debt. The Company shall not, except as permitted under Section 12.16, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire prior to the respective stated maturities thereof, the whole or any part of any issue of Subordinated Debt or Capital Debt except in accordance with the applicable provisions thereof or of any indenture, agreement or similar instrument under or pursuant to which such Subordinated Debt or Capital Debt has been issued, unconditionally requiring payments into a sinking fund, periodic prepayments, or other analogous payments for the amortization of such Subordinated Debt or Capital Debt.

SECTION 12.20.  Amendment of Subordinated Debt or Capital Debt.
The Company shall not, at any time, be a party to any amendment or modification of any payment or subordination provisions applicable to Subordinated Debt or Capital Debt outstanding on the date hereof other than an amendment or modification which extends the Weighted Average Life to Maturity thereof, reduces the interest rate thereon or further subordinates such Subordinated Debt or Capital Debt.

SECTION 12.21.  Designation of Subsidiaries.  (a) The Board of
Directors of the Company may at any time and from time to time, upon not less than 15 days' prior written notice given to each of the Holders of the Notes at the time outstanding, designate a Restricted Subsidiary as an Unrestricted Subsidiary; provided that (x) such Restricted Subsidiary has not previously been designated an Unrestricted Subsidiary pursuant to this Section 12.21 and
(y) at the time of such designation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

(b) The Board of Directors of the Company may at any time and from time to time, upon not less than 15 days' prior written notice given to each of the Holders of the Notes at the time outstanding, designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that (x) such Unrestricted Subsidiary has not previously been designated a Restricted Subsidiary pursuant to this Section 12.21 and (y) at the time of such designation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

(c) Any notice of designation pursuant to this Section 12.21 shall be accompanied by a certificate signed by an authorized financial officer of the Company demonstrating by calculations in reasonable detail that the provisions of this Section 12.21 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become an Unrestricted Subsidiary or a Restricted Subsidiary, as the case may be, as a result of any such designation.

		SECTION 12.22. Calculation of Original Issue Discount. If any Discount Notes are issued hereunder, the Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on any such Outstanding Discount Notes as of the end of such year.


ARTICLE XIII

Redemption and Repayment of Notes

		SECTION 13.01. Applicability of Article. Notes of any series that are redeemable or repayable before their Stated Maturity shall be redeemable or repayable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Notes of any series) in accordance with this Article.

		SECTION 13.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes of any series pursuant to Section 13.03, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes of such series to be redeemed. In case of any redemption at the election of the Company of all of the Notes of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restrictions.

		If less than all the Notes of any series with differing issue dates, interest rates and Stated Maturities are to be redeemed, the Company in its sole discretion shall select the particular Notes to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date.

		SECTION 13.03. Selection by Trustee of Notes To Be Redeemed. Except in the case of a redemption in whole of the Notes of such series, if less than all the Notes of any series are to be redeemed at the option of the Company, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of such series or any authorized denomination in excess thereof) of the principal amount of Notes of such series in a denomination larger than the minimum authorized denomination for Notes of such series. In any case where more than one Note of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Note of such series.

		The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

		For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

		SECTION 13.04. Notice of Redemption. Notice of redemption shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date, to the Holders of Notes of any series to be redeemed in whole or in part pursuant to this Article XIII, in the manner provided in Section 1.05. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Note of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Note of such series.

		All notices of redemption shall identify the Notes to be redeemed (including, if applicable, CUSIP numbers) and shall state:

		(1)	the Redemption Date,

		(2)	the Redemption Price,

		(3)	that Notes of such series are being redeemed by the Company
pursuant to provisions contained in this Indenture or the terms of the Notes of such series or a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption,

		(4)	if less than all Outstanding Notes of any series are to be
redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

		(5)	that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date,

		(6)	the Place or Places of Payment where such Notes are to be
surrendered for payment of the Redemption Price,

		(7)	that the redemption is for a sinking fund, if such is the
case, and

		(8)	if any Note of any series is to be redeemed in part, that on and after the Redemption Date, upon surrender of such Note appertaining thereto, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued or, in the case of Notes providing appropriate space for such notation, at the option of the Holders, the
Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

		SECTION 13.05. Deposit of Redemption Price. On or prior to the Redemption Date for any Notes, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.03) an amount of money in Dollars (or, if applicable, the Designated Currency specified pursuant to Section 3.01) sufficient to pay the Redemption Price of such Notes or any portions thereof that are to be redeemed on that date.

		SECTION 13.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Notes shall be payable according to the terms of such Notes and the provisions of Section 3.07.

		If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

		SECTION 13.07. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Corporate Trustee Office or such other office or agency of the Company as is specified pursuant to Section
3.01 with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; except that if a Global Note is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered. In the case of a Note providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

		SECTION 13.08.	 Repayment of Notes at Holder's Option.  If so
provided pursuant to Section 3.01, a Holder may require the repayment by the Company of its Notes on the optional repayment dates, at the repayment prices and in accordance with the procedures established pursuant to Section 3.01 and set forth in such Notes.

		Upon receipt of notice of exercise of the option for repayment and the Notes to be repaid as set forth in such Notes, the Trustee shall give notice to the Company not less than 20 days prior to each optional repayment date of such optional repayment date and of the principal amount of Notes to be repaid on such date.

		On or prior to any optional repayment date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.03) an amount of money in Dollars (or, if applicable, the Designated Currency specified pursuant to Section 3.01) an amount of money sufficient to pay the optional repayment price, and accrued interest (and premium, if any) thereon to such date, of all the Notes or portions thereof which are to be repaid on such date. The Trustee will use such money to repay such Notes pursuant to the terms set forth in such Notes. The provisions of Section
13.07 hereof shall apply to Notes repaid in part.

ARTICLE XIV

Sinking Funds

		SECTION 14.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of a series except as otherwise specified pursuant to Section 3.01 for Notes of such series.

		The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Notes of any series, the amount of any cash sinking fund payment may be subject to reduction as provided in Section 14.02. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of Notes of such series.

		SECTION 14.02. Satisfaction of Mandatory Sinking Fund Payments with Notes. In lieu of making all or any part of a mandatory sinking fund payment with respect to any Notes of a series in cash, the Company may at its option, at any time no more than sixteen months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Notes of such series theretofore purchased or otherwise acquired by the Company, except Notes of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Notes of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Notes of such series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided that such Notes shall not have been previously so credited. Such Notes shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Notes for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

		SECTION 14.03. Redemption of Notes for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Notes (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of money in Dollars (or, if applicable, the Designated Currency specified pursuant to Section 3.01) and the portion thereof, if any, that is to be satisfied by delivering and crediting Notes of such series pursuant to Section
14.02 and whether the Company intends to exercise its rights to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate (or, as required by this Indenture, the Notes specified in such certificate), the sinking fund payment due on the next succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Notes of such series subject to a mandatory sinking fund payment without the right to deliver or credit Notes as provided in Section 14.02 and without the right to make any optional sinking fund payment with respect to such series at such time.

		Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Notes of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Notes of such series at the Redemption Price specified in such Notes with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company if the Company is acting as its own Paying Agent) to the redemption of Notes shall be added to the next sinking fund payment received by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section
12.03) for such series and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section
14.03. Any and all sinking fund moneys with respect to the Notes of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.03) on the last sinking fund payment date with respect to Notes of such series and not held for the payment or redemption of particular Notes of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Notes of such series at Maturity.

		The Trustee shall select or cause to be selected the Notes to be redeemed upon such sinking fund payment date in the manner specified in
Section 13.03 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 13.04. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Section 13.06.

		On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 12.03) in cash a sum in Dollars (or, if applicable, the Designated Currency specified pursuant to Section 3.01) equal to the principal and any interest accrued to the Redemption Date for Notes or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

		Neither the Trustee nor the Company shall redeem any Notes of a series with sinking fund moneys or mail any notice of redemption of Notes of such series by operation of the sinking fund for such series during the continuance of a Default in payment of interest, if any, on any Notes of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Notes of such series, except that, if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company if the Company is then acting as its own Paying Agent) shall redeem such Notes if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of the Notes of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Notes of such series on which such moneys may be applied pursuant to the provisions of this Section.

		This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument

		IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

	FINANCIAL FEDERAL CREDIT INC.



	By
	Name:
	Title:


	By
	Name:
	Title:



	THE FIRST NATIONAL BANK OF CHICAGO,
	  as Trustee


	By
	Name:
	Title:

                                       96
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